Exhibit 1.1

Benitec Biopharma Limited

[●] American Depositary Shares

Each Representing Twenty Ordinary Shares, no par value,

together with [●]Warrants to purchase [●] an aggregate of American Depositary Shares

UNDERWRITING AGREEMENT

[●], 2015

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Ladies and Gentlemen:

Benitec Biopharma Limited, ACN 068 943 662, an Australian corporation (the “Company”) that is listed on the Australian Securities Exchange (the “ASX”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of [●] ordinary shares of the Company, no par value (“Ordinary Shares”), to be delivered in the form of an aggregate of [●] American Depositary Shares (“Firm ADSs”), each American Depositary Share (“ADS”) representing twenty (20) Ordinary Shares, together with [●] warrants to purchase [●] ADSs at an exercise price equal to $[●] per ADS (“Warrants”), to Maxim Group LLC (“Maxim” or the “Underwriter”). Each ADS shall be sold together with [●] of a Warrant to purchase one (1) additional ADS. Such [●] Warrants are hereinafter called the “Firm Warrants,” and, together with the Firm ADSs, the “Firm Securities.” The Company has also agreed to grant to the Underwriter an option (the “Option”) to purchase up to an additional [●] ADSs (the “Option ADSs”, and together with the Firm ADSs, the “Offered ADSs”) and/or [●] Warrants (the “Option Warrants” and, together with the Firm Warrants, the “Offered Warrants”) on the terms set forth in Section 1(b) hereof. The Option ADSs and Option Warrants are hereinafter collectively called the “Option Securities.” The Offered ADSs and Offered Warrants are hereinafter collectively called the “Offered Securities”. The Ordinary Shares to be delivered in the form of ADSs underlying the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares to be delivered in the form of the Option ADSs are hereinafter called the “Option Shares,” and the Firm Shares the Option Shares are herein collectively called the “Offered Shares.” The Ordinary Shares to be delivered in the form of ADSs issuable upon the exercise of the Warrants are hereinafter called the “Warrant Shares.” The Offered Securities and all Ordinary Shares underlying the securities therein (including the Offered Shares and Warrant Shares) are herein collectively called the “Securities.” The Offered Shares and Warrant Shares are to be deposited pursuant to a deposit agreement dated as of May 30, 2014, as amended by an Amendment to Deposit Agreement (as so amended, the “Deposit Agreement”), to be dated on or prior to the Closing Date (as defined below), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent twenty (20) Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company confirms as follows its agreement with the Underwriter:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares to be Delivered in the Form of the Firm ADSs together with Firm Warrants. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price (prior to discount and commissions) of $[●] per ADS and $[●] per Warrant, the Firm Shares represented by the number of Firm ADSs and the Firm Warrants. The ADSs and the Warrants will be separately tradable and transferable immediately following the date of the Prospectus (as hereinafter defined).

(b) Purchase of Option Shares to be Delivered in the Form of the Option ADSs and/or Option Warrants. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriter to purchase, severally and not jointly, all or less than all of the Option Shares to be delivered in the form of the Option ADSs and/or Option Warrants, which may be purchased in any combination of Option ADSs and/or Option Warrants. The purchase price (net of discount and commissions) to be paid for each Option ADS will be the same purchase price (net of discount and commissions) allocated to each Firm ADS less an amount per ADS equal to the aggregate amount of any dividends or distributions declared by the Company and payable on the Firm Shares underlying the Firm ADSs but not payable on the Option Shares underlying the Option ADSs. The purchase price (net of discount and commissions) to be paid for each Option Warrant will be the same purchase price (net of discount and commissions) allocated to each Firm Warrant. The Option may be exercised in whole or in part at any time on or before the 45th day after the date of this Agreement, upon written notice (the “Option Notice”) by the Underwriter to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Notice (the “Option Closing Date”) setting forth the aggregate number of Option ADSs and/or Option Warrants to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to the Underwriter the number of Option Shares (to be delivered in the form of ADSs) represented by the number of Option ADSs set forth in the Option Notice and/or any Option Warrants set forth in the Option Notice, and the Underwriter shall purchase from the Company such Option Shares (to be delivered in the form of ADSs) and/or such Option Warrants, as adjusted by the Underwriter in such manner as it deems advisable to avoid fractional ADSs and/or Warrants.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Securities shall be made to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriter against payment of the Purchase Price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:00 p.m., New York City Time) after the date on which the first bona fide offering of the Firm Securities to the public is made by the Underwriter or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option ADSs and/or Option Warrants against payment by the Underwriter (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c) Electronic Transfer. Electronic transfer of the Offered Securities or the related ADRs, as the case may be, shall be made at the time of purchase in such names and in such denominations as the Underwriter shall specify.

(d) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriter shall be borne by the Company. The Company shall pay and hold the Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying United States federal and state and foreign stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale and delivery to such Underwriter of the Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter as follows:

(a) Compliance with Registration Requirements. A registration statement on Form F-1 (Registration No. 333-205135) relating to the Offered Shares, Warrants and Warrant Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission and will also be released to ASX. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriter. The term “Registration Statement” means such registration statement on Form F-1 as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A or Rule 430C of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Offered Shares, Warrants or Warrant Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or

Rule 430A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations. A registration statement on Form F-6 (No. 333-196105) covering the registration of the ADSs under the Act has also been filed with the Commission. The registration statement relating to the ADSs, as amended by Post Effective Amendment No. 1 to such registration statement, at the time such Post Effective Amendment No. 1 became effective, is hereinafter referred to as the “ADS Registration Statement.”

(b) Effectiveness of Registration. The Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The ADS Registration Statement, at the time it became effective and at all subsequent times complied in all material respects with the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times when a prospectus is delivered or required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the

Registration Statement, the ADS Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information set forth in the Prospectus (i) in the first sentence of the fourth paragraph under the caption “Underwriting” setting forth the amount of the selling concession (ii) in the thirteenth and fourteenth paragraphs under the caption “Underwriting” regarding stabilization, syndicate covering transactions and penalty bids and (iii) in the sixteenth paragraph regarding passive market making constitutes the only information (the “Underwriter’s Information”) relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the preliminary prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and the ADS Registration Statement relating to the Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Disclosure at the Time of Sale. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this offering, and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter’s Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●] [a.m.][p.m.] (New York City Time) on [●], 2015 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter’s Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred an event or development as a result of which such Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement relating to the Securities or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Underwriter and has promptly amended or supplemented, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering or sale of the Securities other than any Testing-the-Waters Communication made in compliance with Section 3(xx) hereof, the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Underwriter and included in Schedule I hereto, and the Prospectus.

(h) Due Incorporation; Subsidiaries.

(i) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction). The Company has, and at the Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, (a “Material Adverse Effect”).

(ii) Each subsidiary of the Company listed in Exhibit 21.1 of the Registration Statement (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus related to this offering and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued share capital or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and (in the case of subsidiaries organized under the laws of any state of the United States, non-assessable), and are owned by the Company directly or indirectly through subsidiaries, free and clear of all liens, charges, encumbrances, security interests (as defined in the Personal Property Securities Act 2009 (Cth)), restrictions on voting or transfer, equities or any other claims of any third parties. No Significant Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from repaying the Company or any other subsidiary of the Company any loans or advances to such subsidiary from the Company or such other subsidiary or from transferring any of such subsidiary’s properties or assets to any of the Company or other subsidiary.

(i) Capitalization. The issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Ordinary Shares on issue and any other outstanding share capital of the Company have been, and the Securities will be, duly authorized, validly issued and fully paid and will not be subject to any preemptive, first refusal, or similar right. The description of (i) the Ordinary Shares, the ADSs and the Warrants included in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the ADSs included in the ADS Registration Statement are now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities of the Company or any such warrants, convertible securities or obligations. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriter will acquire good and marketable title to the Securities, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(j) Financial Statements. The financial statements (including the related notes thereto) and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiaries. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Independent Accountants. Grant Thornton Audit Pty Ltd (the “Accountants”), who certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent accountants as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iv) the Company has not altered its method of accounting.

(m) Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Offered Shares, Offered ADSs and Warrants and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(n) Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, (i) the Company or any of its subsidiaries, or (ii) any of their respective officers in their capacity as such, before or by any foreign, federal or state court, commission, regulatory body, including, but not limited to, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Stock Market, the ASX Limited and the Australian Securities and Investments Commission (“ASIC”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to (i) have a Material Adverse Effect, individually or in the aggregate, or (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder. The Company has not received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations.

(o) Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and its subsidiaries has (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and is not in breach or default of any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by court, administrative agency or other governmental or regulatory body or stock exchange authorities and (ii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except for such defaults, if any, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not prevent or materially interfere with the consummation of the transactions contemplated hereby. To the knowledge of the Company and its subsidiaries, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or its subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. Each of the Company and its subsidiaries is not now in violation of any provision of its constitution. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

(p) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except for the filing of the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and as have been made or obtained under the Act, the Rules and Regulations, and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriter of the Securities to be sold by the Company, and except as have been obtained by the Underwriter from the ASIC.

(q) Agreements Duly Authorized. The Company has full corporate power and authority to enter into this Agreement, the Warrant Agreement (as hereinafter defined), the Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement. The Company has duly and validly authorized this Agreement, the Warrant Agreement, the Warrants and each of the transactions contemplated thereby. This Agreement the Warrant Agreement, and the Warrants have been duly authorized, executed and delivered by the Company and each such document constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. When issued, the Warrants will constitute the legal, valid and binding obligations of the Company, including to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and all such warrants are enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of any indemnification or contribution provision may be limited under Australian, U.S., foreign, federal or state securities laws.

(r) No Conflicts. The execution, delivery and performance by the Company of this Agreement the Warrant Agreement, the Warrants, and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the constitution of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company is a party or by which the Company or any of its properties is bound or affected, except for such liens, breaches, violations, or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby, (iii) violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation or any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by of any court or other governmental agency or body applicable to the business or properties of the Company.

(s) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company will, assuming due authorization, execution and delivery by the Depositary, constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Upon the issuance, sale and payment for the underlying Offered Shares in accordance with the terms hereof and the due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs and ADRs will be duly and validly issued, and the persons in whose names the Offered ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Upon the exercise of the Warrants pursuant to their terms, the issuance, sale and payment for the Warrant Shares in accordance with the terms hereof and the due issuance by the Depositary of the ADRs evidencing the ADSs underlying the Warrant against the deposit of the underlying Warrant Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued, and the persons in whose names the ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except (a) as set forth in the Registration Statement or the ADS Registration Statement, the General Disclosure Package and the Prospectus, or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(u) Documents Described in Registration Statements. There is no document or Contract of a character required to be described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement or the ADS Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(v) Statistical and Market Data. All statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(w) No Price Stabilization or Manipulation. Neither the Company nor, to its knowledge, any of its directors, officers or controlling persons, has taken, directly or indirectly,

any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the ADS Registration Statement or the Prospectus or the offering of the Securities, except for rights that have been duly waived by such holder or have expired.

(y) Exchange Act and Stock Exchange Listing. Prior to the Closing Date, the ADSs, Warrants and Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs, Warrants or Ordinary Shares under the Exchange Act nor has the Company received any notification hat the Commission is contemplating terminating such registration. The ADSs and Warrants have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(z) Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

(aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any of their respective officers, directors or affiliates, nor, to the knowledge of the Company, any of their respective agents, employees, representatives or other persons acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any “foreign official”, as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, the U.K. Bribery Act 2010, the Commonwealth Criminal Code Act 1995 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or violated any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures intended to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bb) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Australian Anti-Money

Laundering and Counter Terrorism Financing Act 2006 and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced thereunder by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any of their respective directors, officers or affiliates, nor, to the knowledge of the Company, any of their respective agents, employees, representatives or other persons acting on behalf of the Company or its subsidiaries, is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, Australia or other relevant sanctions authority that corresponds to sanctions imposed by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or under Australian law (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(dd) Taxes. The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns that are required to be filed by them and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except for such taxes, assessments, fines or penalties, if any, currently being contested in good faith by appropriate actions and as to which adequate reserves have been established. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) hereof in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company and its subsidiaries are not aware of any material claims against them by any taxing authority in relation to the filing of tax returns or the payment of required taxes.

(ee) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its Significant Subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(gg) Title to Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, have valid and enforceable licenses for or otherwise have rights which, to the knowledge of the Company, are adequate to use technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, patents, patent applications, trademarks, service marks, trade secrets, know how, copyrights and other works of authorship, computer programs, technical data and information, and other intellectual property (collectively, the “Intellectual Property”) that are or could reasonably be expected to be material to their business as currently conducted or as currently proposed to be conducted (including upon the commercialization of products or services described in the Registration Statement, the General Disclosure Package or the Prospectus as under development) or the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries. The Company’s Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the knowledge of the Company, will be able to establish rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, and the Company has no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries, and the Company has no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company received any claim from a third party that) the Company or its subsidiaries infringe or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company and its subsidiaries have no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries, and all such agreements are in full force and effect; (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) the Company has no knowledge of prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; (ix) the product candidates described in the Registration Statement, the General Disclosure Package or the Prospectus as under development by the Company and its subsidiaries fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company and its subsidiaries; (x) to the Company’s knowledge, (a) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (b) there are no material defects in any of the patents or patent applications included in the Intellectual Property; (c) the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company Intellectual Property has been complied with and in all foreign offices having similar requirements, all such requirements have been complied with, in each case in all material respects; and (xi) the Company and its subsidiaries are not presently obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(hh) Trademarks. The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their business as described in the Prospectus. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their business or otherwise.

(ii) Protection of Intellectual Property. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(jj) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. Since July 1, 2012, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(kk) Environmental Matters. Each of the Company and its subsidiaries (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval.

(ll) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company and its subsidiaries; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures, commencing as of the end of the period covered by the Company’s most recent annual or semi-annual report; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) “effective internal control over financial reporting” as defined in Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, the Corporations Act 2001 (Cth) and the ASX Listing Rules and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(mm) Off-Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(nn) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee (designated the “Audit and Risk Committee” by the Company)

whose composition satisfies, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of, The NASDAQ Stock Market. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the Audit and Risk Committee is aware of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(oo) Sarbanes-Oxley. Upon effectiveness of the Registration Statement, the Company will be, in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder that are applicable to the Company as an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(pp) Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Risk Factors,” “Business - Government Regulation,” “Taxation,” and “Description of Share Capital,” and the statements in the Registration Statement under Item 6, insofar as such statements contain descriptions of the terms of statutes, rules, regulations, legal or governmental proceedings, the Company’s constitution provisions or legal conclusions, are a fair and accurate summary in all material respects, of the matters referred to therein.

(qq) Clinical Trials. The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such study or trial, as the case may be, all applicable statutes, and all rules and regulations of the United States Food and Drug Administration (the “FDA”) and comparable regulatory agencies outside of the United States to which they are subject applicable to pre-clinical or clinical studies from which data will be submitted to support further pre-clinical or clinical trials or marketing approval. Each description of the results of such studies and trials contained in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication is accurate and complete in all material respects, and the Company has no knowledge of any other studies or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication. The Company has not received any notices, correspondence or other communications from the FDA or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring or threatening the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication. The Company has operated at all times and currently is in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Agencies.

(rr) Regulatory Filings. The Company has not failed to file with the Regulatory Agencies any required filing, declaration, listing, registration, report or submission with respect to the Company’s products or product candidates that are described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or any other filing required by any other applicable Regulatory Agency or other governmental authority, except for any such failure or failures to file as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were, when filed, timely, complete and accurate in all material respects and not misleading in any material respect (or were corrected or supplemented by a subsequent submission); and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Agency or other governmental authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ss) Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA) required for the conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company or a subsidiary, its business and its products, when submitted to the FDA or other governmental authority by or on behalf of the Company or a subsidiary, were true, complete and correct in all material respects (or were corrected or supplemented by a subsequent submission). Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA or the United States Drug Enforcement Administration (“DEA”), of potential or actual material non-compliance by, or material liability of, the Company or a subsidiary under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or a subsidiary under any Permits.

(tt) Compliance with Certain Regulatory Matters. The Company, its subsidiaries and their respective officers and directors and, to the Company’s knowledge, their respective employees and agents have operated and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, DEA, or any other federal, state, local, or foreign governmental authority, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); all applicable federal, state, local and foreign criminal laws relating to health care fraud and abuse, including but not limited to the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); 18 U.S.C. Sections 286 and 287; the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); the exclusion laws (42 U.S.C. § 1320a-7); the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act); the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152); and the regulations promulgated pursuant to such laws; and any other applicable local, state, federal or foreign law or regulation. Neither the Company nor its subsidiaries are a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company, its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program, or is subject to an audit, investigation, proceeding, or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension, or exclusion.

(uu) Absence of Certain Regulatory Actions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products or product candidates) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action. Neither the Company nor its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency, or other governmental authority or third party alleging that any product operation or activity is in violation of any health care laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.

(vv) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(ww) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II hereto. Each Written Testing-the-Waters Communication listed on Schedule II hereto did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(xx) Confidential Submission of Registration Statement. The Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and amendments to such confidentially submitted registration statement relating to the offer and sale of the Offered Securities.

(yy) No Rating. Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(zz) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(aaa) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(bbb) Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement, the Deposit Agreement, the Warrant Agreement and the Warrants (collectively, the “Transaction Documents”) are valid choices of law under the laws of the Commonwealth of Australia and will be honored by courts in Australia, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus and to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in Australia. The Company has the power to submit, and pursuant to Section 8(f) of this Agreement, Section 7.06 of the Deposit Agreement and Section 7.12(a) of the Warrant Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of (i) with respect to proceedings arising out of this Agreement and the

Warrant Agreement, any New York State or United States federal court located in the City of New York, Borough of Manhattan, (each, a “New York Court”), and (ii) with respect to proceedings arising under the Deposit Agreement, any state or federal court in the State of New York. The Company has the power to designate, appoint and authorize, and pursuant to Section 8(g) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8(g) of this Agreement.

(ccc) No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Australia or the United States; and, to the extent that the Company, or any Significant Subsidiary of the Company or any of their respective properties or assets may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 8 of this Agreement.

(ddd) Insolvency. No event of insolvency has occurred in relation to the Company or its subsidiaries, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Company’s knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Company or its subsidiaries.

(eee) Shareholder approvals. The Company has obtained all shareholder or other third party approvals which are required to be obtained under the Corporations Act 2001 (Cth), the ASX Listing Rules or any other applicable law in connection with the issuance, transfer, sale or delivery of the Securities by the Company or in connection with the execution, delivery and performance of this Agreement. The Company has capacity to issue the Securities under the ASX Listing Rules without further shareholder approval.

(fff) Issue of Securities. The Company (i) is not issuing the Ordinary Shares pursuant to the offering for the purposes of or to the persons to whom they are issued, selling or transferring them, or granting, issuing or transferring interests in, or options over them, (ii) at the time of issuing the cleansing notices (in accordance with the timeframe set out in section 708A(6)(a) of the Corporations Act 2001) which is required following each issue of the Securities to the Underwriter, the Company will have complied with the requirements of section 708A(6) and (iii) has complied with its continuous disclosure obligations under Australian securities law.

(ggg) Australian Securities Laws; Listing on the ASX. The Company is a public company duly incorporated under the laws of Australia. The Company is admitted to the official list of the ASX Limited, its Ordinary Shares are quoted on the ASX and it is in compliance in all material respects with the Corporations Act 2001 (Cth) and the regulations thereunder, the ASX Listing Rules, its constitution and all other applicable laws including any applicable regulatory guide or class order of the ASIC and any binding direction or ruling of ASIC or the ASX given to it. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Ordinary Shares are listed on the ASX and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the ASX, nor has the Company received any notification that the ASX contemplates terminating such listing, nor is the Company aware of any determination, order or investigation involving the Company that is contemplated or threatened by the ASIC .

(hhh) Terms of issue. The terms of issue of the Warrants comply with the ASX Listing Rules.

(iii) No Integration. Neither the Company, its officers and directors, nor any of their affiliates has, prior to the date hereof, directly or indirectly, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company, its officers and directors, nor any of its affiliates has sold or issued any security of the Company during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S under the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the General Disclosure Package and the Prospectus.

4. Agreements of the Company. The Company agrees with the Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Securities by an Underwriter or dealer, amend or supplement the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communications, unless a copy of such amendment or supplement thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Underwriter shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package, the Prospectus or any Written Testing the Waters Communication, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package, the Prospectus or any Written Testing the Waters Communication in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing the Waters Communication, or to file a new registration statement containing the Prospectus, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement, the ADS Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing the Waters Communication, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus or the applicable Written Testing the Waters Communication, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c) Notifications to the Underwriter. The Company shall use its best efforts to cause the Registration Statement and the ADS Registration Statement to become effective, and shall notify the Underwriter promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement, the ADS Registration Statement, the Prospectus or any Written Testing the Waters Communication misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement, the ADS Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through the Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430C and 462(b) of the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d) Executed Registration Statement. The Company shall furnish to the Underwriter, without charge, one signed copy of the Registration Statement, the ADS Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Underwriter, without charge, a copy of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Underwriter and shall release a copy of such Prospectus to ASX as well as file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time during the period when the Prospectus is required (or, but for the provisions of Rule 172 under the Act, would be required) to be delivered, the Company shall deliver to the Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission and the ASX an appropriate supplement or amendment thereto, and shall deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Underwriter, will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission (and the ASX) or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such

Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Securities or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Securities by the Underwriter, the Company shall cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriter, the Company shall furnish to the Underwriter and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Consideration; Payment of Expenses.

(i) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriter or its designee an underwriting discount equal to seven percent (7.0%) of the aggregate gross proceeds raised in the offering;

(ii) Provided that gross proceeds generated from the sale of Offered Securities is at least $20 million, the Company grants the Underwriter the right of first refusal for a period of twelve (12) months from the date of the Prospectus to act as lead managing underwriter and sole book runner for any and all future public or private equity offerings undertaken by the Company in the United States. The Company shall provide written notice to the Underwriter with the terms of such offering and if the Underwriter fails to accept in writing any such proposal within ten (10) days after receipt of such written notice, then the Underwriter will have no claim or right with respect to any such offering.

(iii) In the event that this Agreement is terminated for any reason, the Underwriter shall be paid a fee equal to seven percent (7%) of the gross proceeds received by the Company in connection with any public or private equity offering made in the United States and consummated by the Company during the twelve (12) months following such termination with any investor contacted by Maxim in connection with this Offering, except to the extent the Company was introduced to any such investor prior to August 6, 2015.

(iv) The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

(v) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

(1) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

(2) all fees and expenses in connection with filings with FINRA’s Public Offering System;

(3) all fees, disbursements and expenses of the Company’s counsel, accountants and other agents and representatives in connection with the registration of the Securities under the Act and the offering;

(4) all expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(5) all fees and expenses in connection with listing the Securities on a national securities exchange;

(6) all expenses, including travel and lodging expenses, of the Company’s officers, directors and employees and any other expense of the Company or the Underwriter incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(7) any stock transfer taxes or other taxes incurred in connection with this Agreement or the offering;

(8) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing, printing and delivering certificates representing the Securities;

(9) the cost and charges of any transfer agent or registrar for the Securities;

(10) any reasonable costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Underwriter; and

(11) subject to the following proviso, other costs (including Underwriter’s Counsel’s fees and expenses) and expenses incident to the Offering that are not otherwise specifically provided for in this Section 4(k);

provided, however, that all such costs and expenses that are incurred by the Underwriter shall not exceed $200,000 in the aggregate, including the $30,000 advance previously paid by the Company to the Underwriter.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder, or if the Underwriter shall terminate this Agreement pursuant to the last paragraph of Section 5, Section 7(a), Section 7(e) or Section 7(f), the Company shall reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriter) actually incurred by the Underwriter in connection herewith and as allowed under FINRA Rule 5110; provided, however, that the maximum amount of costs and expenses to be reimbursed by Company to the Underwriter pursuant to this Section 4(l) shall not exceed $100,000 (including the reasonable fees, disbursements and other charges of counsel to the Underwriter).

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Ordinary Shares or the Securities to facilitate the sale or resale of any of the Securities.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Maxim (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act to register, any Ordinary Shares, ADSs, Warrants, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Ordinary Shares, ADSs, or Warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs, Warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus, and (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted (i) in the ordinary course up to a maximum of 1% of the Ordinary Shares outstanding as of June 30, 2015, (ii) pursuant to existing options, employee share purchase plans or employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus or (iii) pursuant to any employee or director share option plan approved in the future by the Company’s shareholders. The Company has caused each of its officers and directors to enter into agreements with the Underwriter in the form set forth in Exhibit A.

(p) Lock-Up Releases. If Maxim, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(o) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of such release or waiver.

(q) Emerging Growth Company Status. The Company shall promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (x) the time when a prospectus relating to the offering or sale of the Securities is not required by the Act to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) and (B) completion of the Lock-Up Period.

(r) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares, the ADSs and the Warrants for a period of three (3) years after the Closing Date.

(s) Deposit of Shares. The Company agrees, prior to the Closing Date and each Option Closing Date, to deposit Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriter at such Closing Date or Option Closing Date.

(t) Payment of Expenses Pursuant to Deposit Agreement and ADRs. The Company hereby agrees to pay on behalf of the Underwriter or any purchaser of Securities, or to reimburse the Underwriter or any such purchasers for, all fees and expenses incurred by such parties pursuant to Section 5.09 of the Deposit Agreement and Section 7 of the ADRs with respect to the deposit of the Offered Shares and the delivery of ADSs representing such deposited Ordinary Shares.

(u) Ranking. All Ordinary Shares underlying the ADSs and Warrants will rank equally in all respects with all other Ordinary Shares on issue and will be freely tradable on ASX.

(v) ASX filings.

(i) The Company will ensure that it applies to ASX for official quotation (as that expression is used in the ASX Listing Rules) of the Ordinary Shares underlying the ADSs and Warrants in the same class and on the same terms as all other Ordinary Shares quoted on ASX pursuant to ASX Listing Rule 2.7 immediately on issue of the ADSs and Warrants pursuant to the terms of this Agreement.

(ii) The Company will ensure that it applies to ASX for official quotation (as that expression is used in the ASX Listing Rules) of the Warrant Shares issued on the exercise of the Warrants in the same class and on the same terms as all other Ordinary Shares quoted on ASX pursuant to ASX Listing Rule 2.7 immediately on issue of those Ordinary Shares.

(w) Ability to issue cleansing notice. The Company shall at all times use its best efforts to conduct its activities such that it is able to issue a notice in accordance with section 708A(5)(e) of the Corporations Act in respect of the issue of any Ordinary Shares on the exercise of Warrants.

(x) Cleansing Notice. The Company will ensure that on issue of any Ordinary Shares pursuant to the terms of this Agreement and on issue of any Ordinary Shares on exercise of Warrants, it lodges with ASX a notice in accordance with section 708(5)(e) of the Corporations Act 2001 (Cth) in respect of such Ordinary Shares within five business days of the issue of such securities provided that if the Company is unable to comply with the requirements of section 708(5)(e) of the Corporations Act 2001 (Cth) for any reason in respect of any Ordinary Shares that are issued pursuant to the terms of this Agreement, the Company shall, at its own expense, do everything necessary to ensure that that such Ordinary Shares are able to be freely traded on ASX in compliance with the ASX Listing Rules and the Corporations Act 2001 (Cth), including obtaining an exemption from ASIC or the lodging of a disclosure document within ASIC in accordance with the requirements of Chapter 6D of the Corporations Act 2001 (Cth).

(y) NASDAQ listing. The Company will use its reasonable best efforts to effect and maintain the listing of the ADSs and Warrants on the NASDAQ Global Market for at least three (3) years after the Closing Date.

5. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase the Firm Shares to be delivered in the form of the Firm ADSs together with the Firm Warrants on the Closing Date or the Option Shares to be delivered in the form of the Option ADSs and/or Option Warrants on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement and the ADS Registration Statement have become effective shall be received by the Underwriter not later than 6:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriter and all filings made pursuant to Rules 424, 430A, or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company in their capacities as such, and not individually, (who may, as to proceedings threatened, certify to their knowledge), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement, the ADS Registration Statement and the Prospectus, except as set forth in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Securities or the Ordinary Shares issued in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Underwriter shall have received the opinions and letters, each dated the Closing Date and any Option Closing Date, as the case may be, reasonably satisfactory in form and substance to counsel for the Underwriter, from Baker & McKenzie, Australian counsel to the Company, Baker & McKenzie LLP, U.S. counsel to the Company, Baker & McKenzie LLP, intellectual property counsel to the Company and Olsson Frank Weeda Terman Matz PC, regulatory counsel to the Company, in the respective forms set forth in Exhibit C, Exhibit D, Exhibit E, and Exhibit F.

(g) Opinion of Counsel to the Underwriter. The Underwriter shall have received an opinion, dated the Closing Date and any Option Closing Date, as the case may be, from Ellenoff Grossman & Schole LLP, U.S. securities counsel to the Underwriter, and Hive Legal, Australian counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinions shall be satisfactory in all respects to the Underwriter.

(h) Opinion of Depositary’s Counsel. The Underwriter shall have received an opinion, dated as of the Closing Date or any Option Closing Date, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, reasonably satisfactory in form and substance to counsel for the Underwriter.

(i) Accountants’ Comfort Letter. On the date of the Prospectus, the Underwriter shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Underwriter shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(j) Officers’ Certificates. At the Closing Date and any Option Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance satisfactory to the Underwriter, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Change; and

(iii) with respect to the matters set forth in Sections 5(b)(i) and 5(e).

(k) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the deposit with it of the Offered Shares, the issuance of the ADRs evidencing the Offered Shares delivered in the form of the ADSs underlying the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Shares delivered in the form of such ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Underwriter may reasonably request.

(l) Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(m) Effective Warrant Agreement. The Company and The Bank of New York Mellon, as warrant agent for the Warrants, shall have executed and delivered a warrant agreement (the “Warrant Agreement”) and the Warrant Agreement shall be in full force and effect.

(n) Eligible for DTC Clearance. At or prior to the Closing Date and each Option Closing Date, the ADSs and Warrants shall be eligible for clearance and settlement through the facilities of the DTC.

(o) Lock-Up Agreements. At the date of this Agreement, the Underwriter shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof from the Company’s officers and directors.

(p) Compliance with Blue Sky Laws. The Securities shall be qualified for sale in such states and jurisdictions as the Underwriter may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(q) Stock Exchange Listing. The ADSs and Warrants shall have been duly authorized for listing on the NASDAQ Global Market, subject to official notice of issuance and ASX shall not have indicated to the Company that it will not grant official quotation of the Ordinary Shares underlying the ADSs or Warrants.

(r) Exchange Act Registration. One or more registration statements in respect of the ADSs, Warrants and Ordinary Shares have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(s) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Underwriter satisfactory evidence of the good standing of the Company and its Significant Subsidiaries, in their respective jurisdictions of organization (to the extent the concept of “good standing” or such equivalent concept exists under the laws of the applicable jurisdictions) and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company was duly incorporated and remains duly registered in the jurisdiction of its incorporation.

(t) Company Certificates. The Company shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the ADS Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(u) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriter. The Company shall indemnify and hold harmless the Underwriter, its affiliates, the directors, officers, employees, counsel and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing the Waters Communication (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon athe Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by the Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriter through the Underwriter consists solely of the material referred to in the last sentence of Section 3(c) hereof.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriter shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities pursuant to this Agreement. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, bear to the aggregate initial public offering price of the Securities, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriter were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement or the ADS Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of the Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option ADSs or and/or Option Warrants, on or prior to the Option Closing Date), by notice to the Company from the Underwriter, without liability on the part of yhr Underwriter to the Company, if, prior to delivery and payment for the Firm Shares to be delivered in the form of the Firm ADSs together with the Firm Warrants (or the Option Shares to be delivered in the form of the Option ADSs and/or Option Warrants, as the case may be), in the sole judgment of the Underwriter, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission, the ASX or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the ASX shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of U.S. federal, New York or Australian authorities;

(d) the United States or Australia shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or Australia or there shall have been a declaration of a national emergency or war by the United States or Australia or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus;

(e) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change.

8. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, F6A/1-15 Barr Street, Balmain, NSW, 2041, Australia, Attention: Peter French or (b) if to the Underwriter, to Maxim Group LLC, 305 Lexington Avenue, New York, New York 100174, Attention: Legal Department. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Securities from the Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Securities from the Underwriter.

(c) Dealing with Securities by the Underwriter. The Underwriter hereby agrees (i) to reduce its interest in the Securities to less than 20% of the voting power in the Company within 14 days of acquiring the Securities, (ii) not to exercise any voting rights attaching to the Securities in excess of 19.9% of the voting power in the Company without first obtaining the written consent of ASIC and (iii) to use its best efforts to obtain as wide a placement as practicable when reselling the Securities to investors.

(d) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(e) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(g) Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement, or the offering of the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding including without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

(h) Appointment of Agent for Service. The Company hereby appoints Corporation Service Company as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent Corporation Service Company ceases to be able to be served on the basis contemplated herein), by written notice of the Underwriter, designate such additional or alternative agent for service of process under this Section 8(g) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

(i) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(j) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) Waiver of Jury Trial. The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(m) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(n) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriter and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

Very truly yours,

Benitec Biopharma Limited ACN 068 943 662

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Confirmed as of the date first above mentioned:

MAXIM GROUP LLC.

By:
Name:	Clifford A. Teller
Title:	Executive Managing Director,
Investment Banking

Schedule I

ISSUER FREE WRITING PROSPECTUSES:

[●]

S-I-1

Schedule II

WRITTEN TESTING-THE-WATERS COMMUNICATIONS:

[●]

S-II-1

Schedule III

1.	The initial public offering price per Offered ADS and Offered Warrant shall be $[●] and $[●], respectively.

[2.	The Company is selling [●] ADSs and [●] Warrants.]

[3.	The Company has granted an option to the Underwriter, to purchase up to an additional [●] ADSs and/or [●] Warrants.]

S-III-1